Exhibit 32.2

EZTD INC.

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350

In connection with the Annual Report of EZTD Inc. (the “Company”) on Form 10-K for the period ended December 31, 2015, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Itai Loewenstein, Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. 1350, that to my knowledge:

(1)       The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)       The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

Date: March 24, 2016	/s/ Itai Loewenstein
Itai Loewenstein
Chief Financial Officer